Exhibit 99.1

Reneo Pharmaceuticals Reports Fourth Quarter And Full Year 2023 Financial Results And Business Update

IRVINE, Calif., March 28, 2024 (GLOBE NEWSWIRE) -- Reneo Pharmaceuticals, Inc. (Nasdaq: RPHM), a pharmaceutical company historically focused on the development and commercialization of therapies for patients with rare genetic mitochondrial diseases, today reported financial results for the fourth quarter and year ended December 31, 2023 and provided a business update.

Fourth Quarter and Recent Highlights

•
The pivotal STRIDE study of mavodelpar in adult patients with primary mitochondrial myopathies (PMM) did not meet its primary efficacy or secondary efficacy endpoints
•
The Company implemented cost savings initiatives, including suspension of all mavodelpar development activities and a total workforce reduction of approximately 90%
•
The Company retained an independent financial advisor to initiate a formal process to evaluate potential strategic alternatives
•
The Company anticipates it will have approximately $82.0 million in cash, cash equivalents, and short-term investments as of March 31, 2024

Financial Results for Fourth Quarter and Full Year 2023

We reported a net loss of $23.6 million, or $0.70 per share, during the fourth quarter of 2023, compared to a net loss of $13.6 million, or $0.56 per share, for the same period in 2022. For the full year 2023, we reported a net loss of $77.4 million, or $2.52 per share, compared to a net loss of $52.0 million, or $2.12 per share, for the full year 2022. We had $103.0 million in cash, cash equivalents, and short-term investments as of December 31, 2023.

Research and development (R&D) expenses were $17.6 million during the fourth quarter of 2023, compared to $10.4 million for the same period in 2022. For the full year 2023, R&D expenses were $56.6 million, compared to $37.7 million for the full year 2022. This increase during the full year 2023 was primarily due to an increase of $13.3 million related to clinical and manufacturing costs in our STRIDE and STRIDE AHEAD studies, which have now been completed and discontinued, respectively, an increase of $2.5 million in medical affairs, an increase of $1.7 million in personnel-related costs due to additional headcount and an increase of $1.7 million in severance payments related to our workforce reduction in December 2023, offset by a decrease of $0.6 million in other research and development.

General and administrative (G&A) expenses were $7.4 million during the fourth quarter of 2023, compared to $4.2 million for the same period in 2022. For the full year 2023, G&A expenses were $26.4 million, compared to $16.1 million for the full year 2022. This increase during the full year 2023 was primarily due to an increase of $5.7 million in commercial development activities, an increase of $1.7 million in facility and personnel-related costs due to additional headcount, an increase of $0.8 million in severance expense related to our workforce reduction in December 2023 and an increase of $0.6 million in impairment charges as a result of the suspension of our mavodelpar development program.

About Reneo Pharmaceuticals

Reneo is a pharmaceutical company historically focused on the development and commercialization of therapies for patients with rare genetic mitochondrial diseases, which are often associated with the inability of mitochondria to produce adenosine triphosphate. For additional information, please see reneopharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the evaluation of strategic alternatives, anticipated cash, cash equivalents, and short-term investments as of March 31, 2024, and the implementation of cost savings initiatives. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans,” “will,” “believes,” “anticipates,” “expects,” “intends,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Reneo’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Reneo’s business in general, and the other risks described in Reneo’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Reneo undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

RENEO PHARMACEUTICALS, INC.

Consolidated Balance Sheets

(In thousands, except share and par value data)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$27,632	$19,927
Short-term investments	75,331	81,246
Prepaid expenses and other current assets	3,659	5,180
Total current assets	106,622	106,353
Property and equipment, net	134	453
Right-of-use assets	599	1,292
Other non-current assets	81	84
Total assets	$107,436	$108,182
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,717	$1,893
Accrued expenses	9,129	4,827
Operating lease liabilities, current portion	331	404
Total current liabilities	18,177	7,124
Operating lease liabilities, less current portion	642	1,059
Performance award	7	29
Total liabilities	18,826	8,212
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 200,000,000 shares authorized at December 31, 2023 and December 31, 2022; 33,420,808 and 24,699,553 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	3	3
Additional paid-in capital	307,073	236,693
Accumulated deficit	(218,474)	(136,683)
Accumulated other comprehensive income (loss)	8	(43)
Total stockholders’ equity	88,610	99,970
Total liabilities and stockholders’ equity	$107,436	$108,182

RENEO PHARMACEUTICALS, INC.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Year Ended December 31,
	2023	2022
Operating expenses:
Research and development	$56,613	$37,705
General and administrative	26,440	16,143
Total operating expenses	83,053	53,848
Loss from operations	(83,053)	(53,848)
Other income	5,665	1,893
Net loss	(77,388)	(51,955)
Unrealized gain (loss) on short-term investments	51	(77)
Comprehensive loss	$(77,337)	$(52,032)
Net loss per share attributable to common stockholders, basic and diluted	$(2.52)	$(2.12)
Weighted-average shares used in computing net loss per share, basic and diluted	30,676,455	24,496,425

RENEO PHARMACEUTICALS, INC.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(77,388)	$(51,955)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	5,112	4,320
Depreciation and amortization	170	88
Amortization/accretion on short-term investments	(4,777)	(817)
Changes in the fair value of performance award	(22)	(415)
Non-cash lease expense	355	441
Right-of-use and leasehold improvement impairment expenses	650	17
Changes in operating assets and liabilities:
Prepaid and other assets	1,524	878
Accounts payable and accrued expenses	11,118	518
Operating lease liabilities	(424)	(437)
Net cash used in operating activities	(63,682)	(47,362)
Cash flows from investing activities
Purchases of property and equipment	(221)	(346)
Purchase of available-for-sale short-term investments	(231,257)	(101,596)
Proceeds from maturities of available-for-sale short-term investments	242,000	44,100
Net cash provided by (used in) investing activities	10,522	(57,842)
Cash flows from financing activities
Proceeds from public offering of common stock, net of offering costs	58,862	—
Proceeds from private placement of common stock, net of offering costs	4,667	193
Repurchase of common stock in connection with common stock repurchase agreement	(4,403)	—
Proceeds from issuance of common stock under the at-the-market facility, net of offering costs	1,009	—
Proceeds from issuance of common stock in connection with equity plans	730	278
Net cash provided by financing activities	60,865	471
Net increase (decrease) in cash and cash equivalents	7,705	(104,733)
Cash and cash equivalents, beginning of year	19,927	124,660
Cash and cash equivalents, end of year	$27,632	$19,927
Noncash operating activities:
Right-of-use assets obtained in exchange for lease obligations	$—	$1,733

Contact:

Danielle Spangler
Investor Relations
Reneo Pharmaceuticals, Inc.
dspangler@reneopharma.com